[GRAPHIC:  EQUITABLE LOGO]


--------------------------------------------------------------------------------






                              ACCUMULATOR LIFE(SM)

             A MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE PLAN



                                  PREPARED FOR

                               MR. SAMPLE CLIENT

--------------------------------------------------------------------------------
Presented by
MR. J. BROKER

1234 ANYSTREET
SUITE B
ANYTOWN, NY 11111
PHONE: (111) 222-3333
FAX: (111) 222-4444
--------------------------------------------------------------------------------
(C)The Equitable Life Assurance Society of the United States        May 04, 2000
New York, NY 10104 (212) 314-4600

         THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES.


VLI-99-19(5/2000) Date prepared: 5/4/2000 v4.05  Quote ID:  20000504900013
                                                                     PAGE 1 OF 9

                                                      [GRAPHIC:  EQUITABLE LOGO]

IMPORTANT INFORMATION YOU SHOULD KNOW ABOUT ACCUMULATOR LIFE(SM)

Thank you for your interest in Equitable's Accumulator Life(SM), a modified single premium variable life insurance policy. Accumulator Life(SM) is designed to provide you with a Guaranteed Minimum Death Benefit*, and many variable investment funding options.

[X] The following pages contain illustrations of death benefits, policy account values, and cash surrender values that are designed to show you how the performance of the variable investment options available with Accumulator Life could affect the cash surrender value and death benefit of your policy. These columns of numbers use hypothetical investment return assumptions, and are not intended as estimates of future performance of the investment option selected. As with any life insurance policy that utilizes variable investment options, Equitable is not able to predict the future performance of these investment options.

[X]  ABOUT THE GUARANTEED MINIMUM DEATH BENEFIT:*

As reflected in this illustration, your policy's Guaranteed Minimum Death Benefit (GMDB) is equal to the initial premium adjusted for any partial withdrawals. Your policy's death benefit will never be less than the GMDB, regardless of investment performance, as long as any outstanding loan plus accrued loan interest does not exceed the cash surrender value. The amount of any outstanding loan and loan interest will be deducted from any death benefit proceeds we pay. The Policy will lapse at the point at which the loan exceeds the policy's cash surrender value.

[X] IMPORTANT TAX INFORMATION:
Your policy will be a Modified Endowment Contract (MEC) unless it is issued pursuant to a Section 1035 Exchange under the Internal Revenue Code of a policy that is not a MEC and there is no reduction in benefits that would have caused your prior policy to become a MEC. A MEC classification affects the tax status of any distributions, including loans taken from the policy. There are many implications concerning MEC status that are more fully explained along with other tax information in the "Important Tax Information" section of this illustration and the tax section of your prospectus.

You may also wish to consult your tax advisor.


[X] PROSPECTUS HIGHLIGHTS

    Please consult your prospectus for more complete information about Accumulator Life including the following topics:

o   Your Death Benefit

o   Making Loans and Withdrawals from Your Policy

o   Charges and Fees related to your Accumulator Life policy

o   Available Investment Options

o   Investment Strategies of the Investment Options

o   Tax Information Including Treatment of Distributions

[X] This illustration must be preceded or accompanied by the current Accumulator Life Prospectus, which contains more complete information including fees and charges. Read the prospectus carefully before you invest or send money.





ACCUMULATOR LIFE IS ISSUED BY THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (EQUITABLE), AND IS DISTRIBUTED BY AXA ADVISORS, LLC, NEW YORK, NY 10104
(212) 554-1234. ACCUMULATOR LIFE IS A REGISTERED SERVICE MARK OF THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES.

* MAY NOT BE AVAILABLE IN ALL JURISDICTIONS. CERTAIN RESTRICTIONS APPLY.


         THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES.

VLI-99-19(5/2000) Date prepared: 5/4/2000 v4.05  Quote ID:  20000504900013
                                                                     PAGE 2 OF 9

[GRAPHIC:  EQUITABLE LOGO]
ACCUMULATOR LIFE(SM)

MODIFIED SINGLE PREMIUM VARIABLE LIFE                  ASSUMPTIONS
-------------------------------------        -----------------------------------
Prepared for: Mr. Sample Client              Initial Premium: $75,000
Requested by: Mr. J. Broker                  Delivery State: NY
Dated prepared: May 4, 2000                  Sex: M Age: 48
                                             Initial Death Benefit: $196,800
-------------------------------------        -----------------------------------

                   ILLUSTRATION OF POLICY VALUES AND BENEFITS
                  ASSUMING CURRENT CHARGES AND A HYPOTHETICAL
                   GROSS RATE OF RETURN OF 10.00% (7.52% NET)

------------------------------------------------------------------------------------------------------------------------------------
Foot    End of Year    Age   Withdrawal   Annual Loan   Total Loan       Taxes on         Net Policy     Net Cash       Net Death
Note                                                                 Loans/Withdrawals     Account   Surrender Value     Benefit
------------------------------------------------------------------------------------------------------------------------------------
          1            49          0         0              0                  0           $79,344        71,844          208,197
          2            50          0         0              0                  0            83,915        76,790          213,731
          3            51          0         0              0                  0            88,724        81,974          219,326
          4            52          0         0              0                  0            93,777        87,402          225,065
          5            53          0         0              0                  0            99,081        93,081          230,957
          6            54          0         0              0                  0           104,639        99,389          237,007
          7            55          0         0              0                  0           110,471       106,721          243,146
          8            56          0         0              0                  0           116,627       114,377          249,583
          9            57          0         0              0                  0           123,127       122,377          256,351
          10           58          0         0              0                  0           129,990       129,990          263,489
          11           59          0         0              0                  0           137,234       137,234          270,900
          12           60          0         0              0                  0           144,883       144,883          278,610
          13           61          0         0              0                  0           152,957       152,957          286,489
          14           62          0         0              0                  0           161,482       161,482          294,867
          15           63          0         0              0                  0           170,482       170,482          303,629
          16           64          0         0              0                  0           179,984       179,984          312,811
          17           65          0         0              0                  0           190,015       190,015          322,455
          18           66          0         0              0                  0           200,605       200,605          332,602
          19           67          0         0              0                  0           211,785       211,785          343,303
          20           68          0         0              0                  0           223,588       223,588          354,387
          21           69          0         0              0                  0           236,049       236,049          366,113
          22           70          0         0              0                  0           249,205       249,205          378,543
          23           71          0         0              0                  0           263,094       263,094          391,484
          24           72          0         0              0                  0           277,757       277,757          404,970
          25           73          0         0              0                  0           293,237       293,237          419,329
          26           74          0         0              0                  0           309,580       309,580          434,341
          27           75          0         0              0                  0           326,834       326,834          450,377
          28           76          0         0              0                  0           345,049       345,049          467,542
          29           77          0         0              0                  0           364,280       364,280          485,585
          30           78          0         0              0                  0           384,582       384,582          504,572


This is not an illustration of actual performance. Values shown are not guaranteed. This page must be accompanied by an illustration of policy performance assuming guaranteed charges and a hypothetical gross annual investment return of 0%. See the "Important Information You Should Know," the "Applicable Footnotes," and the "Notes to Illustration" pages for an explanation of rates of return, figures shown, and other important policy and tax information. This sales illustration assumes the proposed owner is in a 28% income tax bracket, with other assumptions as stated and if the policy is a MEC and the policy owner is under age 59-1/2, it reflects a 10% federal tax penalty on the taxable amount of any loan/withdrawal. This presentation must be preceded or accompanied by a prospectus containing detailed information about Accumulator Life including further tax information, and expenses.


         THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES.

VLI-99-19(5/2000) Date prepared: 5/4/2000 v4.05  Quote ID:  20000504900013
                                                                     PAGE 3 OF 9

[GRAPHIC:  EQUITABLE LOGO]
ACCUMULATOR LIFE(SM)

MODIFIED SINGLE PREMIUM VARIABLE LIFE                  ASSUMPTIONS
-------------------------------------        -----------------------------------
Prepared for: Mr. Sample Client              Initial Premium: $75,000
Requested by: Mr. J. Broker                  Delivery State: NY
Dated prepared: May 4, 2000                  Sex: M Age: 48
                                             Initial Death Benefit: $196,800
-------------------------------------        -----------------------------------

                   ILLUSTRATION OF POLICY VALUES AND BENEFITS
                  ASSUMING CURRENT CHARGES AND A HYPOTHETICAL
                   GROSS RATE OF RETURN OF 10.00% (7.52% NET)

------------------------------------------------------------------------------------------------------------------------------------
Foot    End of Year    Age   Withdrawal   Annual Loan   Total Loan       Taxes on         Net Policy     Net Cash       Net Death
Note                                                                 Loans/Withdrawals     Account   Surrender Value     Benefit
------------------------------------------------------------------------------------------------------------------------------------
          31           79          0         0              0                  0           406,016       406,016          524,573
          32           80          0         0              0                  0           428,645       428,645          546,093
          33           81          0         0              0                  0           452,534       452,534          568,383
          34           82          0         0              0                  0           477,755       477,755          591,939
          35           83          0         0              0                  0           504,382       504,382          616,859
          36           84          0         0              0                  0           532,493       532,493          643,251
          37           85          0         0              0                  0           562,170       562,170          671,231
          38           86          0         0              0                  0           593,501       593,501          700,925
          39           87          0         0              0                  0           626,579       626,579          732,471
          40           88          0         0              0                  0           661,500       661,500          766,017
          41           89          0         0              0                  0           698,367       698,367          801,726
          42           90          0         0              0                  0           737,289       737,289          839,035
          43           91          0         0              0                  0           778,381       778,381          878,013
          44           92          0         0              0                  0           821,762       821,762          918,730
          45           93          0         0              0                  0           867,561       867,561          961,258
          46           94          0         0              0                  0           915,913       915,913        1,005,672
          47           95          0         0              0                  0           966,959       966,959        1,051,085
          48           96          0         0              0                  0         1,020,851     1,020,851        1,096,394
          49           97          0         0              0                  0         1,077,746     1,077,746        1,143,488
          50           98          0         0              0                  0         1,137,811     1,137,811        1,191,289
          51           99          0         0              0                  0         1,201,225     1,201,225        1,242,067
          52           100         0         0              0                  0         1,268,173     1,268,173        1,299,877





This is not an illustration of actual performance. Values shown are not guaranteed. This page must be accompanied by an illustration of policy performance assuming guaranteed charges and a hypothetical gross annual investment return of 0%. See the "Important Information You Should Know," the "Applicable Footnotes," and the "Notes to Illustration" pages for an explanation of rates of return, figures shown, and other important policy and tax information. This sales illustration assumes the proposed owner is in a 28% income tax bracket, with other assumptions as stated and if the policy is a MEC and the policy owner is under age 59-1/2, it reflects a 10% federal tax penalty on the taxable amount of any loan/withdrawal. This presentation must be preceded or accompanied by a prospectus containing detailed information about Accumulator Life including further tax information, and expenses.


         THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES.

VLI-99-19(5/2000) Date prepared: 5/4/2000 v4.05  Quote ID:  20000504900013
                                                                     PAGE 4 OF 9

[GRAPHIC:  EQUITABLE LOGO]
ACCUMULATOR LIFE(SM)

MODIFIED SINGLE PREMIUM VARIABLE LIFE                  ASSUMPTIONS
-------------------------------------        -----------------------------------
Prepared for: Mr. Sample Client              Initial Premium: $75,000
Requested by: Mr. J. Broker                  Delivery State: NY
Dated prepared: May 4, 2000                  Sex: M Age: 48
                                             Initial Death Benefit: $196,800
-------------------------------------        -----------------------------------

                                                         ILLUSTRATION OF POLICY VALUES AND BENEFITS
------------------------------------------------------------------------------------------------------------------------------------
                              ASSUMING GUARANTEED CHARGES         ASSUMING GUARANTEED CHARGES          ASSUMING GUARANTEED CHARGES
                               AND A HYPOTHETICAL GROSS            AND A HYPOTHETICAL GROSS             AND A HYPOTHETICAL GROSS
                               RATE OF RETURN OF 0.00%              RATE OF RETURN OF 6.00%              RATE OF RETURN OF 10.00%
                                   (-2.26% NET)                           (3.61% NET)                            (7.52% NET)
------------------------------------------------------------------------------------------------------------------------------------
FOOT   END OF  AGE    LOAN/    NET POLICY   NET CASH   NET DEATH  NET POLICY   NET CASH  NET DEATH  NET POLICY  NET CASH   NET DEATH
NOTE   YEAR         WITHDRAWAL  ACCOUNT    SURRENDER   BENEFITS    ACCOUNT    SURRENDER   BENEFIT    ACCOUNT    SURRENDER   BENEFIT
                                 VALUE        VALUE                 VALUE       VALUE                 VALUE      VALUE
------------------------------------------------------------------------------------------------------------------------------------
         1     49        0      71,913       64,413    188,701     76,229      68,729     200,024     79,106     71,606     207,573
         2     50        0      68,934       61,809    175,576     77,456      70,331     197,280     83,412     76,287     212,451
         3     51        0      66,060       59,310    163,300     78,680      71,930     194,497     87,929     81,179     217,360
         4     52        0      63,283       56,908    151,880     79,896      73,521     191,751     92,658     86,283     222,378
         5     53        0      60,601       54,601    141,261     81,101      75,101     189,046     97,605     91,605     227,516
         6     54        0      58,007       52,757    131,387     82,288      77,038     186,382    102,771     97,521     232,776
         7     55        0      55,498       51,748    122,152     83,453      79,703     183,680    108,159    104,409     238,058
         8     56        0      53,073       50,823    113,576     84,595      82,345     181,034    113,777    111,527     243,484
         9     57        0      50,730       49,980    105,619     85,713      84,963     178,453    119,631    118,881     249,072
        10     58        0      48,469       48,469     98,247     86,807      86,807     175,957    125,731    125,731     254,857
        11     59        0      46,290       46,290     91,376     87,879      87,879     173,472    132,087    132,087     260,740
        12     60        0      44,190       44,190     84,978     88,927      88,927     171,007    138,707    138,707     266,734
        13     61        0      42,169       42,169     78,982     89,951      89,951     168,478    145,600    145,600     272,709
        14     62        0      40,216       40,216     75,000     90,944      90,944     166,064    152,763    152,763     278,945
        15     63        0      38,244       38,244     75,000     91,901      91,901     163,675    160,196    160,196     285,309
        16     64        0      36,227       36,227     75,000     92,814      92,814     161,311    167,894    167,894     291,801
        17     65        0      34,149       34,149     75,000     93,680      93,680     158,975    175,856    175,856     298,428
        18     66        0      31,993       31,993     75,000     94,495      94,495     156,672    184,080    184,080     305,205
        19     67        0      29,744       29,744     75,000     95,260      95,260     154,416    192,573    192,573     312,161
        20     68        0      27,382       27,382     75,000     95,979      95,979     152,126    201,350    201,350     319,139
        21     69        0      24,887       24,887     75,000     96,654      96,654     149,910    210,419    210,419     326,359
        22     70        0      22,231       22,231     75,000     97,283      97,283     147,773    219,781    219,781     333,848
        23     71        0      19,378       19,378     75,000     97,863      97,863     145,619    229,435    229,435     341,399
        24     72        0      16,279       16,279     75,000     98,387      98,387     143,448    239,339    239,369     349,000
        25     73        0      12,870       12,870     75,000     98,843      98,843     141,345    249,554    249,554     356,863
        26     74        0       9,070        9,070     75,000     99,222      99,222     139,209    259,967    259,967     364,733
        27     75        0       4,790        4,790     75,000     99,517      99,517     137,134    270,580    270,580     372,859
E       28     76        0           0            0     75,000     99,725      99,725     135,127    281,378    281,378     381,267
E       29     77        0           0            0     75,000     99,853      99,853     133,105    292,374    292,374     389,734
E       30     78        0           0            0     75,000     99,915      99,915     131,088    303,594    303,594     398,316



This is not an illustration of actual performance. Values shown are not guaranteed. See the "Important Information You Should Know," the
"Applicable Footnotes," and the "Notes to Illustration" pages for an explanation of rates of return, figures shown, and other important policy and tax information. This presentation must be preceded or accompanied by a prospectus containing detailed information about Accumulator Life including further tax information, and expenses.

         THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES.

VLI-99-19(5/2000) Date prepared: 5/4/2000 v4.05    Quote ID:  20000504900013
                                                                     PAGE 5 OF 9

[GRAPHIC:  EQUITABLE LOGO]
ACCUMULATOR LIFE(SM)

MODIFIED SINGLE PREMIUM VARIABLE LIFE                  ASSUMPTIONS
-------------------------------------        -----------------------------------
Prepared for: Mr. Sample Client              Initial Premium: $75,000
Requested by: Mr. J. Broker                  Delivery State: NY
Dated prepared: May 4, 2000                  Sex: M Age: 48
                                             Initial Death Benefit: $196,800
-------------------------------------        -----------------------------------

                                                         ILLUSTRATION OF POLICY VALUES AND BENEFITS
------------------------------------------------------------------------------------------------------------------------------------
                              ASSUMING GUARANTEED CHARGES         ASSUMING GUARANTEED CHARGES          ASSUMING GUARANTEED CHARGES
                               AND A HYPOTHETICAL GROSS            AND A HYPOTHETICAL GROSS             AND A HYPOTHETICAL GROSS
                               RATE OF RETURN OF 0.00%              RATE OF RETURN OF 6.00%              RATE OF RETURN OF 10.00%
                                  (-2.26% NET)                           (3.61% NET)                           (7.52% NET)
------------------------------------------------------------------------------------------------------------------------------------
FOOT   END OF  AGE    LOAN/    NET POLICY   NET CASH   NET DEATH  NET POLICY   NET CASH  NET DEATH  NET POLICY  NET CASH   NET DEATH
NOTE   YEAR         WITHDRAWAL  ACCOUNT    SURRENDER   BENEFITS    ACCOUNT    SURRENDER   BENEFIT    ACCOUNT    SURRENDER   BENEFIT
                                 VALUE        VALUE                 VALUE       VALUE                 VALUE      VALUE
------------------------------------------------------------------------------------------------------------------------------------

E       31     79        0           0            0     75,000     99,922      99,922     129,099    315,074    315,806     407,076
E       32     80        0           0            0     75,000     99,873      99,873     127,238    326,806    326,806     416,351
E       33     81        0           0            0     75,000     99,777      99,777     125,320    338,813    338,813     425,550
E       34     82        0           0            0     75,000     99,629      99,629     123,440    351,079    351,079     434,987
E       35     83        0           0            0     75,000     99,419      99,419     121,590    363,563    363,563     444,638
E       36     84        0           0            0     75,000     99,139      99,139     119,759    376,219    376,219     454,472
E       37     85        0           0            0     75,000     98,785      98,785     117,949    389,025    389,025     464,495
E       38     86        0           0            0     75,000     98,363      98,363     116,167    401,982    401,982     474,740
E       39     87        0           0            0     75,000     97,881      97,881     114,423    415,109    415,109     485,263
E       40     88        0           0            0     75,000     97,348      97,348     112,729    428,431    428,431     496,123
E       41     89        0           0            0     75,000     96,771      96,771     111,093    441,962    441,962     507,373
E       42     90        0           0            0     75,000     96,173      96,173     109,445    455,809    455,809     518,710
E       43     91        0           0            0     75,000     95,577      95,577     107,811    470,083    470,083     530,253
E       44     92        0           0            0     75,000     95,005      95,005     106,216    484,903    484,903     542,121
E       45     93        0           0            0     75,000     94,471      94,471     104,674    500,376    500,376     554,417
E       46     94        0           0            0     75,000     93,985      93,985     103,195    516,587    516,587     567,212
E       47     95        0           0            0     75,000     93,560      93,560     101,700    533,662    533,662     580,091
E       48     96        0           0            0     75,000     93,226      93,226     100,124    551,821    551,821     592,656
E       49     97        0           0            0     75,000     92,904      92,904      98,571    570,669    570,669     605,480
E       50     98        0           0            0     75,000     92,498      92,498      96,845    589,622    589,622     617,334
E       51     99        0           0            0     75,000     91,719      91,719      94,838    606,723    606,723     627,351
E       52    100        0           0            0     75,000     91,771      91,771      94,066    629,978    629,978     645,727


This is not an illustration of actual performance. Values shown are not guaranteed. See the "Important Information You Should Know," the "Applicable Footnotes," and the "Notes to Illustration" pages for an explanation of rates of return, figures shown, and other important policy and tax information. This presentation must be preceded or accompanied by a prospectus containing detailed information about Accumulator Life including further tax information, and expenses.


         THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES.

VLI-99-19(5/2000) Date prepared: 5/4/2000 v4.05  Quote ID:  20000504900013
                                                                     PAGE 6 OF 9

[GRAPHIC:  EQUITABLE LOGO]                                  ACCUMULATOR LIFE(SM)


                           APPLICABLE FOOTNOTES PAGE

FOOTNOTES ARE ILLUSTRATED IN ORDER OF OCCURRENCE FOR THE RANGE OF YEARS FOR WHICH THEY ARE APPLICABLE

ASSUMING GUARANTEED CHARGES

Footnote: E 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44,
45, 46, 47, 48, 49, 50, 51, 52

FOOTNOTE:  EXPLANATION OF FOOTNOTE(S) USED IN THIS ILLUSTRATION:

     E    WHERE ZERO NET CASH SURRENDER VALUE IS SHOWN, THE POLICY IS BEING KEPT
IN-FORCE UNDER THE GUARANTEED MINIMUM DEATH BENEFIT PROVISION.

We charge on a current basis a percentage of the Policy Account value for cost of insurance. This charge will never exceed the maximum guaranteed cost based on the net amount at risk. The net amount at risk is based on the difference between the death benefit and the policy account value. The use of a percentage of the Policy Account is done for simplicity and may not always bear a close relationship to the actual cost of producing the coverage. Changes in this insurance charge will be based on our expectations of future investment earnings, mortality, persistency, expenses and taxes. Such changes may also be affected by past investment performance to the extent that it affects our expectations as to the future insurance risk. For example, we may increase the percentage of Policy Account value used in determining the insurance charge solely as a result of poor past investment performance. Policy loan interest accrues daily at an annual interest rate of 6%. You have a right to examine your policy and if for any reason you are not satisfied with it, you may cancel it by returning this policy with a written request for cancellation sent to our administrative offices by the 10th day after you receive the policy. If you do this, we will refund the premium that was paid, minus any policy loan and accrued loan interest.

BASED ON OUR UNDERSTANDING OF THE CURRENT TAX LAWS, THE POLICY ILLUSTRATED HERE
                    IS A MODIFIED ENDOWMENT CONTRACT (MEC).
     THIS ILLUSTRATION ASSUMES A CLIENT 28% INCOME TAX BRACKET, WITH OTHER
                             ASSUMPTIONS AS STATED.








See the "Important Information You should Know," the "Applicable Footnotes" and the "Notes to Illustration" pages for an explanation of rates of return, figures shown, and other important policy and tax information. This presentation must be preceded or accompanied by a prospectus containing detailed information about Accumulator Life including further tax information and expenses. This is an illustration only, and is not intended to predict actual performance. Values set forth are not guaranteed.


         THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES.

VLI-99-19(5/2000) Date prepared: 5/4/2000 v4.05  Quote ID:  20000504900013
                                                                     PAGE 7 OF 9

[GRAPHIC:  EQUITABLE LOGO]                                  ACCUMULATOR LIFE(SM)


                             NOTES TO ILLUSTRATION

You may request an illustration that assumes a hypothetical investment return ranging from 6.01% to 12.00%. The illustrations are based on hypothetical constant rates of return and do not illustrate the fluctuations in Death Benefit, Policy Account Values, and Cash Surrender Value that can occur in an actual policy. Values shown are not guaranteed. Because the values of the variable investment options vary up and down, the insurance benefits of this policy will also vary.
Policy values, death benefits, and ages shown are as of the end of the policy year. All loans and withdrawals are assumed to be taken at the beginning of the policy year. Monthly charges are deducted from the Policy Account until age 100. SURRENDER CHARGE: The difference between the Net Policy Account and the Net Cash Value is a Surrender Charge. A Surrender Charge will apply during the first 9 years if the policy is terminated, surrendered or a withdrawal is taken in excess of 15% of the unloaned Policy Account value at the end of the previous year. See the prospectus for details.
The "ASSUMING CURRENT CHARGES" illustration is based upon the current policy charges and current interest rates on loan amounts as declared by the Equitable Life Assurance Society's Board of Directors, and applicable to policies issued as of the preparation date shown below. "Current charges" and current interest rates on loaned amounts are not guaranteed and may be changed at the discretion of the Board of Directors.
The "ASSUMING GUARANTEED CHARGES" illustration uses the guaranteed maximum charges.

NET RATES OF RETURN SHOWN ON THE ILLUSTRATION take into consideration an assumed daily charge equivalent to an annual charge of .63% for investment advisory services (management fee), .33% for other estimated Trust expenses (including 12b-1 distribution fees), plus the daily charge for mortality and expense risks. The actual charge for advisory services varies with the investment option selected, and current ranges from .25% to 1.15%. The actual charge for Trust expenses varies with the investment option selected, and currently ranges from
 .25% to .60%. The charge for mortality and expense risks is equivalent to an annual charge of 1.35%. The illustration also reflects that no charge is currently made to the Separate Account for Federal income taxes.
IMPORTANT TAX INFORMATION AND INFORMATION ON POLICY LOANS AND WITHDRAWALS:
Unless your policy was acquired solely as a result of a tax free exchange under Internal Revenue Code Section 1035 of another life policy which was not itself a modified endowment contract (a "MEC"), your policy will be classified as a MEC. A MEC classification affects the tax status of any distributions taken from the policy. Distributions taken from a MEC policy (loans or partial withdrawals) will first be taxed as ordinary income to the extent your policy has a gain, that is, the policy account value exceeds your tax basis in your policy. Any amount withdrawn in excess of the gain will be considered an income tax free return of premiums paid and will reduce your remaining tax basis in your policy. You will also be subject to tax on any gain in your policy upon a surrender of the policy. If the policy owner is under age 59-1/2, a 10% penalty tax will generally be imposed by the IRS on the taxable amount of gain due to any loan, partial withdrawal or surrender. See the tax section of your prospectus for further important tax information.

                                                       [GRAPHIC: ELDERLY COUPLE]

If you acquired your policy solely as a result of a tax-free exchange of another policy which was not itself a MEC, your new policy will generally not be considered a modified endowment contract (a "MEC"). Certain exceptions may apply where the death benefit provided under your new policy results in a reduction of benefits which would have caused your old policy to have become a MEC. For contracts which are not classified as MEC's, under current Federal tax rules, during the first fifteen years of policy, a partial withdrawal will generally be taxable to the extent there is gain in the policy. That is, to the extent, your policy account value exceeds your tax basis in the contract. After 15 years, partial withdrawals will generally be income tax free up to your basis in the contract. Your basis will generally be equal to premiums paid less cumulative amounts received income tax-free. Because your contract would have been acquired under an exchange of another life contract, the tax basis is carried over from your former policy. Loans you take will be free of current income tax as long as the policy remains in effect until the insured's death, does not lapse or mature, and does not become a MEC. This assumes the loan will eventually be satisfied from income tax-free death proceeds. See the tax section of your prospectus for further important tax information.

Loans and withdrawals reduce the policy's cash value and death benefit and loans increase the chance that the policy may lapse. If the policy lapses or is surrendered, the loan balance at such time would generally be viewed as distributed and taxable under the general rules for distributions of policy cash values. A policy loan will have a permanent effect on benefits under an Accumulator Life policy. The loaned amount is not available for investment in the Separate Account investment options. Variable investment returns apply only to the unloaned portion of the policy account. The Net Policy Account, Net Cash Surrender Value and the Net Death Benefit shown are net of policy loans and withdrawals.

         THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES.

VLI-99-19(5/2000) Date prepared: 5/4/2000 v4.05  Quote ID:  20000504900013
                                                                     PAGE 8 OF 9

[GRAPHIC:  EQUITABLE LOGO]                                  ACCUMULATOR LIFE(SM)

          IMPORTANT CONFIRMATIONS


THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
1290 AVENUE OF THE AMERICAS, NEW YORK, NY 10104
212-554-1234

PREPARED FOR: MR. SAMPLE CLIENT

POLICY#(IF KNOWN):________________________

I UNDERSTAND THAT EQUITABLE IS RELYING ON ME TO CONFIRM THE FOLLOWING INFORMATION IN ISSUING THIS POLICY.

____ I intend to replace (lapse, exchange, change, surrender, withdraw or borrow from) an existing policy [[ ] Yes [ ] No] or annuity contract in connection with purchasing this policy. I have provided information about the existing policy or annuity contract on the application as required.

____ I have received a copy of all 9 pages of this illustration. I have reviewed the illustration and understand:

     o    Its purpose is to help me understand how the policy works.

     o    That actual policy values will be different from those shown.

     o    This illustration is not part of the insurance contract.

     o That any non-guaranteed elements illustrated are subject to change and could be higher or lower and that policy values will be affected by loans or withdrawals or other policy changes that I make.

____ I acknowledge that the policy I am purchasing will be a Modified Endowment
     Contract (MEC)

               I UNDERSTAND THAT IF THE INFORMATION ON THIS ILLUSTRATION DOES NOT CONFORM TO THE POLICY THAT IS ULTIMATELY ISSUED, FOR EXAMPLE, THE AMOUNT OF THE PREMIUM IS DIFFERENT, I WILL RECEIVE A NEW ILLUSTRATION THAT MATCHES THE POLICY.

               _______________________________________      ____________________
               Signature of Applicant                       Date


               _______________________________________      ____________________
               Signature of Policyowner, if different       Date

____ I certify that this illustration has been presented to the applicant and that I have explained that any non-guaranteed elements illustrated are subject to change. I have made no statements that are inconsistent with the illustration.

     The illustration presented to the applicant [ [ ] does [ ] does not ] conform to the policy as applied for.


J. BROKER   ___________________________________     ____________    ____________
            Signature of Financial Professional     Code            Date

1234 ANYSTREET
SUITE B
ANYTOWN, NY 11111

  PLEASE REFER TO THE PROSPECTUS FOR A COMPLETE LISTING OF POLICY CHANGES. FOR
                   QUESTIONS REGARDING THIS ACCUMULATOR LIFE
           ILLUSTRATION, PLEASE CONTACT YOUR FINANCIAL PROFESSIONAL.

Accumulator Life is issued by The Equitable Life Assurance Society of the United States (Equitable), and is distributed by AXA Advisors, LLC, New York, NY 10104,
(212) 554-1234. Accumulator Life is policy form 99-100 in most jurisdictions.


         THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES.

VLI-99-19(5/2000) Date prepared: 5/4/2000 v4.05    Quote ID:  20000504900013
                                                                     PAGE 9 OF 9